UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2022

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37862	30-1205798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market
Warrants to purchase one share of Common Stock	PHUNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2022, Phunware, Inc. (the “Company”) entered into a Confidential Executive Employment Agreement (the “Employment Agreement”) with Russell Buyse to serve as Chief Executive Officer of the Company effective as of December 28, 2022. The Employment Agreement has an indefinite term, subject to termination by either party. The Company may terminate the Employment Agreement at any time with or without cause, while Mr. Buyse may terminate the Employment Agreement by providing at least thirty (30) days’ written notice to the Company. The Employment Agreement includes non-competition covenants during Mr. Buyse’s employment and non-solicitation covenants applicable during and for the 24-month period following Mr. Buyse’s employment.

The Employment Agreement provides for a base salary of $325,000, a target annual cash bonus to be between 50% and 200% of the base salary, with the actual award value to be determined by the Compensation Committee (the “Committee”) or the of the Board of Directors (the “Board”) in its sole discretion based on factors including the strength of Mr. Buyse’s performance and the performance of the Company.

Furthermore, within thirty (30) calendar days of the date of the Employment Agreement, the Company will provide Mr. Buyse a one-time grant of restricted stock units with a grant date fair value of $1,500,000. The restricted stock units granted to Mr. Buyse will be subject to a separate award agreement, which will outline the specifics of such grant, including but not limited to, the vesting schedule, forfeiture for cause provisions, the Company’s buyback rights and other restrictions and terms. In the discretion of the Board or the Committee, such restricted stock unit award may either be granted under the Company’s 2018 Equity Incentive Plan or may be issued as a non-plan inducement award, as described in Nasdaq Listing Rule 5635(c)(4). The Employment Agreement also states that Mr. Buyse will be employed in Austin, Texas, and he will receive a one-time sign-on bonus of $40,000.

The Employment Agreement further provides that, if Mr. Buyse’s employment is terminated by the Company without “cause” or by Mr. Buyse for “good reason,” subject to his execution of a release of claims in favor of the Company, he will receive a severance payment of nine (9) months’ of his then-current base salary and certain other accrued benefits.

The foregoing is only a summary of the material terms of the Employment Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. Furthermore, the foregoing is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2022, the Board approved the appointment of Russell Buyse to serve as Chief Executive Officer of the Company, effective December 28, 2022 (the “Employment Start Date”). As previously reported, Alan Knitowski, informed the Board of his intention to step down from his role as Chief Executive Officer of the Company, effective upon the expiration of his employment agreement on December 26, 2022. Mr. Knitowski will continue to serve as a member of our Board.

Mr. Buyse, age 58, currently serves as Chief Operating Officer of GlobaliD, a company focused on building a future where people control every aspect of their digital identity. From December 2019 to December 2020, he served as Client Services and Chief Operating Officer of Praxent where he led the client services, project management, design and engineering teams. From 2012 to 2019, Mr. Buyse was vice president of engineering and chief operating officer of Mutual Mobile, in which he led the engineering, design and project management teams in Austin and India. Prior to that, Mr. Buyse, has served in multiple leadership roles in product and engineering across multiple verticals. Mr. Buyse holds a Bachelor’s degree in Computer Science from the University of Texas at Austin and a Certificate from the Institute for Managerial Leadership of the University of Texas at Austin.

The Board intends to appoint Mr. Buyse to serve as a director on our Board effective as of November 21, 2022, to fill the vacancy on the Board created by the resignation of Randall Crowder, to serve on the Board as a Class III director until the 2024 annual meeting of stockholders or until his successor is duly elected and qualified or until the earlier of his death, resignation or removal. Mr. Buyse will receive a one-time payment of $6,000, less applicable taxes, for his service on the Board from November 21, 2022 until his Employment Start Date. Subsequent to his Employment Start Date, Mr. Buyse will not receive any additional compensation for his service on the Board.

The information set forth in Item 1.01 above is also hereby incorporated by reference into this Item 5.02.
Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 11, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). The following matters were submitted to a vote of the Company’s stockholders at the 2022 Annual Meeting: (i) the election of three Class I directors to serve until the Company’s 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; (iii) to approve an amendment and restatement of the Company's 2018 Equity Incentive Plan (the "2018 Plan") to increase the maximum number of shares authorized for issuance thereunder by 2,108,164 and amend certain language relating to the automatic increase ("evergreen") clause within the 2018 Plan to remove the provision that the automatic increase may be calculated based upon 10% of the "post-Closing" outstanding shares; (iv) to consider a non-binding advisory vote to approve the compensation of the Company's named executive officers; and (v) to consider the frequency for stockholders' non-binding advisory vote on compensation of the Company's named executive officers. The proposals are described in detail in the Company’s definitive proxy statement for the 2022 Annual Meeting, filed with the Securities and Exchange Commission on August 31, 2022 (the “Definitive Proxy Statement”). Each of the matters submitted to a vote of the Company’s stockholders at the 2022 Annual Meeting was approved by the requisite vote of the Company’s stockholders. Set forth below is the number of votes cast for, against, or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable.

Nominee	For	Against	Withheld/ Abstentions	Broker Non-Votes
Stephen Chen	26,705,620	0	1,107,498	23,431,148
Eric Manlunas	22,126,510	0	5,686,608	23,431,148
Rahul Mewawalla	21,823,260	0	5,989,858	23,431,148

Biographical information for members of our Board can be found in our Definitive Proxy Statement. Furthermore, as noted in the Definitive Proxy Statement, Keith Cowan, whose term as a director of the Company expired at the 2022 Annual Meeting, did not stand for reelection at the 2022 Annual Meeting.

Proposal	For	Against	Withheld/ Abstentions	Broker Non-Votes
Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022	50,061,957	716,393	465,916	0
Approval of an amendment and restatement of the Company’s 2018 Equity Incentive Plan to (i) increase the maximum number of shares authorized by 2,108,164 and (ii) amend certain language in Section 3(b) related to the automatic share reserve increase that removes the provision of 10% of the post-Closing outstanding shares	21,762,667	5,665,508	384,943	23,431,148
A non-binding advisory vote to approve the compensation of the Company's named executive officers	21,995,172	5,239,416	578,530	23,431,148

Proposal	One	Two	Three	Withheld/ Abstentions	Broker Non-Votes
A non-binding advisory vote on the frequency for stockholders' non-binding advisory vote on compensation of the Company's named executive officers	10,041,715	2,627,150	14,314,280	829,973	23,431,148
No other matters were submitted for stockholder action.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
10.1	Confidential Executive Employment Agreement by and between Phunware, Inc. and Russell Buyse dated November 11, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2022	Phunware, Inc.

	By:	/s/ Matt Aune
Matt Aune Chief Financial Officer